BRE Properties, Inc.
- --------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


STATEMENT OF EARNINGS PER SHARE

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.

                                                                        For the Three Months Ended          For the Six Months Ended
                                                                                January 31                          January 31
                                                                        --------------------------          ------------------------
                                                                            1995          1994                1995           1994
                                                                            ----          ----                ----           ----
Computation:

Shares outstanding at beginning of                                      10,916,483    10,912,399           10,916,483    10,912,399
  year


Averaged for dates of grants or
  exercises:

Exercisable, in-the-money, stock                                             8,581        22,397                8,581        22,397
  options

Restricted shares granted, less                                              9,000         2,775                7,714         2,400
  forfeitures

Exercise of stock options                                                                  1,334                                934
                                                                        ----------    ----------          -----------   -----------
Average shares outstanding                                              10,934,064    10,938,905           10,932,778    10,938,130
                                                                        ----------    ----------          -----------   -----------
                                                                        ----------    ----------          -----------   -----------

Net income before gain on sales of
  investments                                                           $5,942,169    $5,479,215          $11,399,328   $10,471,771
                                                                        ----------    ----------          -----------   -----------
                                                                        ----------    ----------          -----------   -----------

Computation                                                                   $.55          $.50                $1.05          $.96
                                                                        ----------    ----------          -----------   -----------
                                                                        ----------    ----------          -----------   -----------

Net gain on sales of investments                                        $1,249,762      $152,509           $1,249,762      $152,509
                                                                        ----------    ----------          -----------   -----------
                                                                        ----------    ----------          -----------   -----------

Computation                                                                   $.11          $.01                 $.11          $.01
                                                                        ----------    ----------          -----------   -----------
                                                                        ----------    ----------          -----------   -----------

PRIMARY EARNINGS PER
   SHARE                                                                      $.66          $.51                $1.16          $.97
                                                                        ----------    ----------          -----------   -----------
                                                                        ----------    ----------          -----------   -----------




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

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EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (Continued)
- ------------------------------------------------------------------------------------------------------------------------------------


                                                                        For the Three Months Ended          For the Six Months Ended
                                                                                January 31                          January 31
                                                                        --------------------------          ------------------------
                                                                            1995          1994                1995           1994
                                                                            ----          ----                ----           ----
FULLY DILUTED EARNINGS PER SHARE


Shares outstanding at end of                                            10,925,483    10,916,483          10,925,483     10,916,483
  period

Exercisable, in-the-money, stock
  options                                                                    8,581        22,397               8,581         22,397
                                                                        ----------    ----------         -----------    -----------

Total Shares                                                            10,934,064    10,938,880          10,934,064     10,938,880
                                                                        ----------    ----------         -----------    -----------
                                                                        ----------    ----------         -----------    -----------

Income before gain on sales of
  investments                                                           $5,942,169    $5,479,215         $11,399,328    $10,471,771
                                                                        ----------    ----------         -----------    -----------
                                                                        ----------    ----------         -----------    -----------

As computed                                                                   $.55          $.50               $1.05           $.96
                                                                        ----------    ----------         -----------    -----------
                                                                        ----------    ----------         -----------    -----------

Net gain on sales of investments                                        $1,249,762      $152,509          $1,249,762       $152,509
                                                                        ----------    ----------         -----------    -----------
                                                                        ----------    ----------         -----------    -----------

As computed                                                                   $.11          $.01                $.11           $.01
                                                                        ----------    ----------         -----------    -----------
                                                                        ----------    ----------         -----------    -----------

Fully diluted earnings per share                                              $.66          $.51               $1.16           $.97
                                                                        ----------    ----------         -----------    -----------
                                                                        ----------    ----------         -----------    -----------


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